                                                                   EXHIBIT 23.4


                      CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We consent to the use of our report dated February 6, 1998, included in this Annual Report (Form 10-K) of Community First Bankshares, Inc.

We also consent to the incorporation by reference in the following Registration Statements and related Prospectuses of Community First Bankshares, Inc. of our report dated February 6, 1998, with respect to the consolidated financial statements of Guardian Bancorp as of and for each of the two years in the period ended December 31, 1997, included in this Form 10-K.

              Registration
    Form      Statement No.        Purpose
-------------------------------------------------------------------------------
     S-8         33-44921     1987 Stock Option Plan
     S-8         33-48160     401(k) Retirement Plan
     S-8        333-52071     1996 Stock Option Plan and 401(k) Plan
     S-3        333-37527     Registration of $150,000,000 of Common Stock,
                              Preferred Stock and Debt Securities
     S-4        333-40071     Shelf registration of 4,438,207 shares of Common
                              Stock
     S-4        333-49367     Shelf registration of 7,000,000 shares of Common
                              Stock



                              /s/ SIMPSON & COMPANY

Salt Lake City, Utah
March 22, 1999